UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2024
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Element Solutions Inc
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(Exact name of registrant as specified in its charter)

Delaware	001-36272		37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

500 East Broward Boulevard,		Suite 1860	33394
Fort Lauderdale,	Florida		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code:   (561) 207-9600

Not Applicable
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 27, 2024, Element Solutions Inc (the "Company") announced that, in connection with transition planning for his expected retirement, Joseph J. D'Ambrisi will resign as Executive Vice President, Head of Electronics and a named executive officer of the Company, effective July 1, 2024. His successor, Richard L. Fricke, an executive officer and Senior Vice President, Electronics of the Company, will replace Mr. D'Ambrisi, effective July 1, 2024. To assist with the transition, Mr. D'Ambrisi will remain with the Company in an advisory capacity until the end of 2024.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEMENT SOLUTIONS INC
(Registrant)
June 28, 2024	/s/ John E. Capps
(Date)	John E. Capps
Executive Vice President, General Counsel and Secretary